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                                                                EXHIBIT (g) 1.19

                       STATE STREET BANK AND TRUST COMPANY
                       CUSTODY AND ACCOUNTING FEE SCHEDULE
                  FRANK RUSSELL INVESTMENT COMPANY (FRIC) FUNDS
                             (LISTED ON ADDENDUM A)
                           EFFECTIVE FEBRUARY 1, 2004

None of the following fees shall apply to the Start-Up Period (as defined on Exhibit A) for any fund. Fees for funds during Start-Up Periods are set forth on Exhibit A.

A.    FUND ACCOUNTING

      The following fund accounting fees shall not apply to funds of funds.

      Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate Net Asset Value daily. Provide selected general ledger reports. The fees shown below are billed and payable monthly on a pro rata basis, based on month end net assets.

      Domestic accounting                             1.25 Basis Points annually
            Plus a flat fee per money manager account (excluding the liquidity reserve account) equal to $7,500.00 annually

      International accounting                         2.0 Basis Points annually
            Plus a flat fee per money manager account (excluding the liquidity reserve account) equal to $7,500.00 annually

      Minimum fund accounting fees (section A fees) for funds commencing operations after January 2004 is $30,000.00 annually per fund.

B.    CUSTODY

      The following custody fees shall not apply to funds of funds.

      Maintain custody of fund assets. Settle portfolio purchases and sales. Report trade fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor Corporate Actions. Report portfolio positions.

      DOMESTIC CUSTODY

      A fee payable monthly on a pro rata basis, based on the following percentages of month end net assets (excluding assets invested in a FRIC money market fund pursuant to FRIC's cash sweep program)
            First $10 Billion                          .50 Basis Points annually
            Over $10 Billion                           .40 Basis Points annually

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GLOBAL CUSTODY

A fee payable monthly on a pro rata basis, based on the following percentages of month end net assets.

   GROUP I          GROUP II        GROUP III          GROUP IV        GROUP IV
--------------    ------------    -------------      ------------     -----------
Australia         Hong Kong       Argentina          Bahrain          Peru
Austria           Indonesia       Bermuda            Bangladesh       Qatar
Belgium           Malaysia        Botswana           Benin            Russia
Canada            Mexico          Brazil             Bolivia          Senegel
Denmark           Singapore       Bulgaria           Burkina Fasco    Slovenia
**Euroclear       South Africa    Chile              Cayman Island    Swaziland
Finland           Thailand        China              Colombia         Togo
France                            Czech Republic     Costa Rica       Trinidad
                                                                      andTobago
Germany                           Egypt              Croatia          Tunisia
Ireland                           Greece             Cyprus           Uganda
Italy                             Hungary            Ecuador          Ukraine
Japan                             Iceland            Estonia          United Arab
                                                                      Emirates
Netherlands                       India              Ghana            Uruguay
New Zealand                       Israel             Guinea-Bissau    Venezuela
Norway                            Kenya              Ivory Coast      Vietnam
Spain                             Lithuania          Jamaica          Zambia
Sweden                            Mauritius          Jordan           Zimbabwe
Switzerland                       Pakistan           Kazakhstan
United Kingdom                    Philippines        Latvia
                                  Poland             Lebanon
                                  Portugal           Mali
                                  Puerto Rico        Morocco
                                  Romania            Namibia
                                  Slovak Republic    Niger
                                  South Korea        Nigeria
                                  Sri Lanka          Oman
                                  Taiwan             Palestine
                                  Turkey             Panama

** Fixed  Income assets only

ASSET CHARGE* (ANNUAL BASIS POINT CHARGES)

            GROUP I    GROUP II                  GROUP III                  GROUP IV
            -------    --------                  --------                   --------
First $1                           First $500
Billion        6          10        Million         21        All assets      35
Over $1                            Over $500
Billion        3           5        Million         15        All assets      35

*Excludes: Agent, depository and local auditing fees, stamp duties and registration fees

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C.    PORTFOLIO TRANSACTIONS

      The following transaction fees shall not apply to funds of funds.

Group    Trade charge    In kind trade charge
-----    ------------    --------------------
  I        $ 30.00              $20.00
 II        $ 45.00              $30.00
 III       $ 90.00              $60.00
 IV        $110.00              $75.00

DTC                                                                              $ 7.00

Fed Book Entry                                                                   $13.00

NY Physical Settlements                                                          $13.00

PTC purchase, sale, deposit or withdrawal                                        $13.00

Foreign Exchange Trade                                                           $25.00

U. S. In Kind transfers                                                          $ 5.00

International Margins                                                            $ 5.00

Futures                                                                          $ 5.00

Options                                                                          $ 5.00

Paydowns                                                                         $ 5.00

Maturity Collections                                                          No charge

FRIC money market trades                                                      No charge

All other trades                                                                 $13.00

      MANUAL TRADE CHARGE: An additional per trade charge will apply to those trades not delivered electronically in good form to faciliate straight through processing.

      Thefollowing additional charges will be implemented prospectively on any additional money manager portfolio assignments commencing after January 2004:

      U. S. Domestic trades                      $15.00 additional fee per trade
      Non U. S. trades                           $25.00 additional fee per trade

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D.    PRICING

      The following pricing fees shall not apply to funds of funds or money market funds.

      MONTHLY QUOTE CHARGE, BASED ON MONTH END POSITIONS:

Base pricing charge, per fund, annually                                         $4,500.00

Plus the following charges which shall be charged per unique security position, by fund

         U. S. Equities                                                         $    8.25

         Global Equities                                                        $    8.25

         Bonds                                                                  $    8.25

         Other                                                                  $    8.25

      FAIR VALUE PRICING:

ITG fee per fund annually, see out of pocket section

State Street fee per fund annually                                              $4,000.00

E.    SEC YIELD CALCULATION

If applicable, an Annual Fee per fund                                           $4,200.00

F.    ON-LINE ACCESS CHARGE

      For each Frank Russell Investment Company Fund set forth on Addendum A hereto, $2,500 per fund on an annual basis.

G.    MULTIPLE CLASSES OF SHARES

      An additional fee will be applied for each class of shares excluding the initial class of shares, if more than one class is operational in a fund.

First class                                          No charge
Each Additional Class                                $5,100.00 annually per class

H.    FUND OF FUNDS

Accounting Fee, Daily Priced                         $3,100.00 annually per fund of fund
Transactions                                         $    5.00 each

      Other sections of this fee schedule, with the exception of SEC Yield Calculation, Multiple Class, Special Services and Out of Pocket expenses, are not applicable to funds of funds.

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I.    EARNINGS CREDIT

      A balance credit will be applied against the above fees (excluding Out-of-Pocket expenses). The credit is based on 50% of the average 90 day Treasury Bill rate for the month, times the average collected balance in the custodian demand deposit account for the month billed.

J.    SPECIAL SERVICES

Wash Sales System, annual charge per fund                                      $3,000.00

iTELS, annual charge per fund                                                  $3,000.00

Qualified dividend income reporting, per fund                                  $  500.00
  (for up to three reports per fund in a calander year)

K.    OUT-OF-POCKET EXPENSES

      A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket fees include, but are not limited to the following:

      - Annual maintenance fee for each customized program/transmission ($3,000)
      - ITG fair value fee per fund annually $10,000.00
      - Telephone & other communication/lease line charges
      - SWIFT trade charges included as part of global transaction fees, thus no OOP charge
      - SAS 70 charges (pro rata portion)
      - Wire charges (NO CHARGE)
      - Postage and Shipping Insurance
      - Courier Service
      - Duplicating
      - Non Recurring Legal Fees
      - Supplies related to Fund Records
      - Sub-Custodian Out of Pocket Charges (stamp duty, registration, etc.)
      - Proxy Fees
      - Archive / document storage costs

FRANK RUSSELL INVESTMENT                      STATE STREET BANK AND TRUST
        COMPANY                                         COMPANY


BY:    /s/ Mark E. Swanson                    BY: /s/ Brad Payne
       ----------------------                     ------------------------

TITLE: Treasurer and CAO                      TITLE: Vice President

DATE:  December 21, 2004                      DATE: December 21, 2004

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                                  Page 6 of 10
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                                    EXHIBIT A

The following fee schedule shall apply to all funds during their first 12 months of operations (the "Start-Up Period").

I.    CUSTODY AND FUND ACCOUNTING

DOMESTIC EQUITY
---------------
US large cap                        3 basis points annually per fund
US mid cap                          4 basis points annually per fund
US small cap                        5 basis points annually per fund

INTERNATIONAL EQUITY
--------------------
EAFE benchmark             10 basis points annually per fund
Emerging markets           25 basis points annually per fund

DOMESTIC FIXED INCOME
---------------------
US short-term bond                  3 basis points annually per fund
US intermediate bond                5 basis points annually per fund
US high yield bond                  5 basis points annually per fund
Inflation linked bond               4 basis points annually per fund
International bond                  9 basis points annually per fund

MONEY MARKET
------------
US 2 a-7 (prime)           2 basis points annually per fund
US government              1 basis point annually per fund

OTHER ASSET CLASSES
-------------------
Real estate (REITS)        4 basis points annually per fund
Real estate f-o-f          3 basis annually per fund
Hedge fund f-o-f           3 basis points annually per fund
other f-o-f                3 basis points annually per fund

PROVISION FOR NUMBER OF MANAGERS

The custody and fund accounting pricing schedule detailed above is only applicable for funds that do not exceed 4 money managers accounts (excluding the liquidity reserve account). Any fund that has more than 4 money manager accounts during the Start-Up Period will pay the flat fund accounting fee of $7,500 for each money manager account in excess of 4.

                                  Page 7 of 10
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II.   PORTFOLIO TRANSACTIONS

No transactions charges except as set forth below.

All US In-Kind security transfers will be charged $5.00 per transaction. Global securitiy In-Kind transfers will be charged fees consistent with the custody fee schedules (Group I $20, Group II $30, Group III $60 and Group IV $75). All transfer, re-registration, and stamp duty charges will be borne by the funds.

III.  MULTIPLE CLASS SHARES

ADDITIONAL CLASSES OF SHARES

Most funds will open with more than one share class. For the first 4 classes, State Street will waive its annual `per additional class' charge. For each share class added in addition to the initial 4, the funds will pay $5,000 per year.

First 4 classes            No charge - fees waived
Each additional class      $5,000 per year

IV.   SPECIAL SERVICES

Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and preparation of special reports will be subject to negotiation.

V.    OUT-OF-POCKET EXPENSES

All OOP charges will be borne by the funds. A billing for the recovery of applicable OOP expenses will be made as of the end of each month. OOP fees include the following items:

      -Communications costs (telephone, lease lines, etc.)
      -Postage and insurance
      -Courier service
      -Duplicating
      -Non recurring legal fees
      -Supplies relating to fund records
      -Transfer fees
      -Sub-custodian OOP charges (stamp duty, registration fees, etc.) -Third-party internal control review letters
      -Wires ($5.00)
      -Customized programming ($175/hour)

                                  Page 8 of 10
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                                   ADDENDUM A

FRANK RUSSELL INVESTMENT COMPANY ("FRIC")

CH0C       FRIC EQUITY I FUND
CH2C       FRIC EQUITY II FUND
CH4C       FRIC FIXED INCOME I FUND
CH5C       FRIC SHORT TERM BOND FUND
CH6C       FRIC INTERNATIONAL FUND
CH7C       FRIC FIXED INCOME III FUND
CH9C       FRIC EQUITY Q FUND
CHEC       FRIC EMERGING MARKETS FUND
CHFC       FRIC TAX MANAGED LARGE CAP FUND
CHPC       FRIC SELECT VALUE FUND
CHQC       FRIC SELECT GROWTH FUND
GU0C       FRIC DIVERSIFIED EQUITY FUND
GU1C       FRIC REAL ESTATE SECURITIES FUND
GU2C       FRIC SPECIAL GROWTH FUND
GU4C       FRIC DIVERSIFIED BOND FUND
GU6C       FRIC INTERNATIONAL SECURITIES FUND
GU7C       FRIC MULTI STRATEGY BOND FUND
GU8C       FRIC TAX EXEMPT BOND FUND
GU9C       FRIC QUANTITATIVE EQUITY FUND
GUKC       FRIC TAX MANAGED SMALL CAP FUND
CHUC       FRIC MULTI-MANAGER PRINCIPAL PROTECTED FUND
CH75       FRIC MONEY MARKET FUND
GU75       FRIC MONEY MARKET FUND
GU85       FRIC TAX FREE MONEY MARKET FUND

FRIC LIFEPOINTS FUNDS

GUF1       LIFEPOINTS(R) AGGRESSIVE STRATEGY FUND
GUF2       LIFEPOINTS(R) BALANCED STRATEGY FUND
GUF3       LIFEPOINTS(R) MODERATE STRATEGY FUND
GUF4       LIFEPOINTS(R) CONSERVATIVE STRATEGY FUND
GUF5       LIFEPOINTS(R) EQUITY AGGRESSIVE STRATEGY FUND
GUJI       TAX MANAGED GLOBAL EQUITY FUND

FRANK RUSSELL INVESTMENT                      STATE STREET BANK AND TRUST
COMPANY                                       COMPANY


BY:    /s/ Mark E. Swanson                    BY: /s/ Brad Payne
       ----------------------                     ------------------------

TITLE: Treasurer and CAO                      TITLE: Vice President

DATE:  December 21, 2004                      DATE: December 21, 2004


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